John W. Hlywak, Jr. (Investors)               Jay Higham (Media/Physicians)
Senior Vice President & CFO                   Senior Vice President of Marketing
IntegraMed America, Inc.                      IntegraMed America, Inc.
(914) 251-4143                                (914) 251-4127
email:  jhlywak@integramed.com                email:  jhigham@integramed.com
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Web Address:  http://www.integramed.com
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Lippert/Heilshorn & Associates
Kim Golodetz (kgolodetz@lhai.com)
(212) 838-3777
Bruce Voss (bvoss@lhai.com)
(310) 691-7100
www.lhai.com
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     INTEGRAMED AMERICA MOVES TO CONSOLIDATE SOUTH FLORIDA FERTILITY MARKET
                  Funds Merger of two leading Fertility Centers

Purchase, NY, June 18, 2002 - IntegraMed America, Inc. (Nasdaq: INMD) today announced that it funded the merger of two leading South Florida fertility centers, simultaneously expanding the scope and size of its operations. Under the terms of the Agreement, IntegraMed paid Margate, Florida-based Northwest Center for Infertility and Reproductive Endocrinology ("NCIRE") an undisclosed sum that was used to purchase and merge with the Fertility Institute of South Florida. Under the terms of a previously announced transaction with NCIRE, IntegraMed provides a complete range of business, marketing and facility services to the group and shares in the revenues and earnings of NCIRE. It is expected that this transaction will expand the base of operations, the size and profitability of NCIRE and IntegraMed.

"When we initially affiliated with NCIRE a month ago we committed to provide the business and financial resources to help take the group to the next level of growth and development," said Gerardo Canet, President and CEO of IntegraMed. "This transaction allows NCIRE and the Fertility Institute of South Florida to merge their operations and create tremendous efficiencies and synergy. And, we are pleased that it only took us a month to take the first step towards consolidating the market. These two transactions are a model for how we intend to grow in the largest 50 markets across the U.S.," added Mr. Canet. "We plan to identify a leading fertility center in each major market, contract with that center to provide a full range of support services and help to consolidate the market by merging with other local provider groups who want to be part of a high quality, high growth and high profit fertility center."

"We are very impressed with the thoughtful approach taken by IntegraMed in helping us to complete the acquisition of Fertility Institute of South Florida," said Wayne S. Maxson, MD, Medical Director of NCIRE. "They were able to help us obtain a much better transaction than if we tried to do this on our own and

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their guidance and resources helped to get it done quickly and efficiently.
During the process, we developed a very good working relationship where IntegraMed was very responsive to our ideas but helped to fine-tune the strategy and its implementation."

Based on the terms of the Agreement with NCIRE, IntegraMed's service fees are comprised of reimbursed costs of services and a fixed percentage of revenues, plus an additional fixed percentage of NCIRE earnings. IntegraMed anticipates that NCIRE's acquisition of Fertility Institute of South Florida will increase the service fees paid to IntegraMed effective immediately.

IntegraMed America, based in Purchase, NY, is focused on the $2 billion infertility industry and offers products and services to patients, providers, payers and manufacturers. Specifically, the Company provides Business Services to a network of Fertility Centers; distributes pharmaceutical products and financing programs directly to patients; operates www.integramed.com, an award-winning infertility Web site; and conducts clinical research through IntegraMed Research Institute.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements. Actual results may differ materially from the statements made as a result of various factors including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant business service contract(s); profitability at Reproductive Science Centers serviced by IntegraMed America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission.


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